                                                                Exhibit 11

                             CRYSTAL OIL COMPANY

                COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
              (In Thousands Except Share and Per Share Amounts)
                                 (Unaudited)

                                   Three Months Ended          Nine Months Ended
                                      September 30              September 30
                                ------------------------    --------------------------
                                   1995          1994          1995           1994
                                ----------    ----------    ----------     ----------
Primary: (Including dilutive
        Common Stock
        equivalents)
Income (loss) from operation    $      590    $      110    $      979     $   (1,238)
Adjustments to income (loss)
  (net of income tax):
  Non-interest bearing
    convertible notes
    amortization of discount             -             -             -              -
                                ----------    ----------    ----------     ----------
Adjusted net income (loss)      $      590    $      110    $      979     $   (1,238)
                                ==========    ==========    ==========     ==========

Weighted average of common
  and common equivalent
  shares:
    Outstanding                  2,652,375     2,555,942     2,646,820      2,536,948
    Assuming conversion of:
      Stock options, net
        of treasury shares          23,579        36,356        23,579              -
      Senior preferred stock
        through the exercise
        of warrants                      -             -             -              -
      Remaining senior
        preferred stock             33,274        40,828        33,274              -
      Series A preferred stock           -             -             -              -
                                ----------    ----------    ----------     ----------
                                 2,709,228     2,633,126     2,703,673      2,536,948
                                ==========    ==========    ==========     ==========

Per share amount:
    Net income (loss)           $      .22    $      .04    $      .36     $     (.49)
                                ==========    ==========    ==========     ==========

                                                                  Exhibit 11
                                                                  (continued)

                            CRYSTAL OIL COMPANY

               COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
             (In Thousands Except Share and Per Share Amounts)
                                (Unaudited)

                                   Three Months Ended          Nine Months Ended
                                      September 30              September 30
                                ------------------------    --------------------------
                                   1995          1994          1995           1994
                                ----------    ----------    ----------     ----------
Fully-diluted:
  Income (loss) from operation  $      590    $      110    $      979     $   (1,238)
  Adjustments to income (loss)
    (net of income tax):
    Non-interest bearing
      convertible notes
      amortization of discount           -             -             -             -
                                ----------    ----------    ----------     ----------
  Adjusted net income (loss)    $      590    $      110    $      979    $   (1,238)
                                ==========    ==========    ==========     ==========

  Weighted average of
    common shares:
    Outstanding                  2,652,375     2,555,942     2,646,820     2,536,948
    Assuming conversion of:
      Stock options, net
        of treasury shares          23,579        36,356        23,579             -
      Senior preferred stock
        through the exercise
        of warrants                      -             -             -             -
      Remaining senior
        preferred stock             33,274        40,828        33,274             -
      Series A preferred stock           -             -             -             -
                                ----------    ----------    ----------     ----------
                                 2,709,228     2,633,126     2,703,673     2,536,948
                                ==========    ==========    ==========     ==========

  Per share amount:
      Net income (loss)         $      .22    $      .04    $      .36    $     (.49)
                                ==========    ==========    ==========     ==========

NOTE: See Notes 5 and 6 of Notes to Consolidated Condensed Financial Statements.